Exhibit (h)(3)(g)

SCHEDULE A

OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS

Effective December 31, 2004 through June 30, 2005, except as otherwise indicated

Maximum Operating Expense Limit
(as a Percentage of average daily net assets)
PF AIM Blue Chip Fund	0.45%
PF AIM Aggressive Growth Fund	0.45%
PF Goldman Sachs Short Duration Bond Fund	0.45%
PF INVESCO Health Sciences Fund*	0.45%
PF INVESCO Technology Fund*	0.45%
PF Janus Growth LT Fund	0.45%
PF Lazard Mid-Cap Value Fund	0.45%
PF Lazard International Value Fund	0.45%
PF MFS International Large-Cap	0.45%
PF PIMCO Inflation Managed Fund	0.45%
PF PIMCO Managed Bond Fund	0.45%
PF Pacific Life Money Market Fund	0.05%
PF Putnam Equity Income Fund	0.45%
PF Salomon Brothers Large-Cap Value Fund	0.45%
PF Van Kampen Comstock Fund	0.45%
PF Van Kampen Real Estate Fund	0.45%
PF Van Kampen Mid-Cap Growth Fund	0.45%
PF Portfolio Optimization Model A Fund	0.00%
PF Portfolio Optimization Model B Fund	0.00%
PF Portfolio Optimization Model C Fund	0.00%
PF Portfolio Optimization Model D Fund	0.00%
PF Portfolio Optimization Model E Fund	0.00%

*	Through close of business December 31, 2004

SCHEDULE A

OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS

Effective July 1, 2005 through December 31, 2005

Maximum Operating Expense Limit
(as a Percentage of average daily net assets)
PF AIM Blue Chip Fund	0.45%
PF AIM Aggressive Growth Fund	0.45%
PF Goldman Sachs Short Duration Bond Fund	0.45%
PF Janus Growth LT Fund	0.45%
PF Lazard Mid-Cap Value Fund	0.45%
PF Lazard International Value Fund	0.45%
PF MFS International Large-Cap	0.45%
PF PIMCO Inflation Managed Fund	0.45%
PF PIMCO Managed Bond Fund	0.45%
PF Pacific Life Money Market Fund	0.45%
PF Putnam Equity Income Fund	0.45%
PF Salomon Brothers Large-Cap Value Fund	0.45%
PF Van Kampen Comstock Fund	0.45%
PF Van Kampen Real Estate Fund	0.45%
PF Van Kampen Mid-Cap Growth Fund	0.45%
PF Portfolio Optimization Model A Fund	0.00%
PF Portfolio Optimization Model B Fund	0.00%
PF Portfolio Optimization Model C Fund	0.00%
PF Portfolio Optimization Model D Fund	0.00%
PF Portfolio Optimization Model E Fund	0.00%